UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(703) 287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Performance Share Program

On February 26, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Iridium Communications Inc. (the “Company”) approved the Performance Share Program (the “Program”), which provides for the grant of restricted stock units (“Awards”) under the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”). The Program replaces the Performance Share Program the Company previously adopted under the terms of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). The Plan is the successor to and continuation of the 2012 Plan, and following the effective date of the Plan no additional awards may be granted under the 2012 Plan. Effective as of the effective date of the Program, no additional awards will be granted pursuant to the Performance Share Program previously adopted under the 2012 Plan.

The Committee established the Program to (i) focus key employees on achieving specific performance targets, (ii) reinforce a team-oriented approach, (iii) provide significant award potential for achieving outstanding performance, and (iv) enhance the ability of the Company to attract and retain highly talented and competent individuals. The Program provides that the Committee may grant Awards (referred to as “Maximum Awards”) to designated key employees, with each such Maximum Award representing a specified maximum number of shares of common stock that may ultimately be earned by each such employee under the Award. The Maximum Award is calculated by reference to the target award value (the “Target Award”). The Program contemplates that the Committee may establish criteria for determining the number of shares ultimately awarded (the “Actual Awards”), including (a) one or more performance goals of the type enumerated in the Plan that are calculated in a manner that would allow for deductibility under Section 162(m) of the Internal Revenue Code (“162(m) Performance Goals”), the satisfaction of which is a condition to some or all of the Maximum Award being earned, (b) other performance goals that may or may not be of the type specifically enumerated in the Plan which may form the basis for a determination by the Committee to reduce the award to the participant (“Other Performance Goals”), and (c) the performance period over which attainment of the 162(m) Performance Goals and Other Performance Goals is determined (the “Performance Period”). The Program also contemplates that the Committee may establish a vesting period over which the respective key employee must remain employed by the Company following the Performance Period in order to earn the shares underlying his or her Actual Award.

On February 26, 2016, the Performance Subcommittee of the Committee (the “Sub-committee”) approved Awards under the Program to be granted on March 1, 2016 to the Company’s principal executive officer, principal financial officer and other named executive officers, designated a 162(m) Performance Goal, an Other Performance Goal and a Performance Period related to such Awards and specified a vesting schedule for the Awards. These Awards specified a Target Award (and the related Maximum Award) for each of these executives as set forth in the following table. The Awards were approved with a specified dollar value and were converted to an equivalent number of shares of common stock based on the closing price of the common stock on the grant date, rounded down to the nearest whole share.

Officer	Title	Target Award ($)	Maximum Award ($)
Matthew J. Desch	Chief Executive Officer	$324,000	$486,000
Thomas J. Fitzpatrick	Chief Financial Officer and Chief Administrative Officer	$110,000	$165,000
S. Scott Smith	Chief Operating Officer	$110,000	$165,000
Thomas D. Hickey	Chief Legal Officer	$97,500	$146,250
Bryan Hartin	Executive Vice President Sales and Marketing	$97,500	$146,250

The Actual Awards for each executive will be based on the level of achievement of the 162(m) Performance Goal, which is the growth of the Company’s average service revenue for 2016 and 2017, calculated in accordance with generally accepted accounting principles (“GAAP”), over the service revenue that was reported by the Company for 2015. The Actual Awards will be reduced to zero if the Company fails to achieve the Other Performance Goal specified by the Sub-committee, which is the achievement of a specified average OEBITDA margin for 2016 and 2017. “OEBITDA margin” is OEBITDA expressed as a percentage of revenue. “OEBITDA” is defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT only), loss from the Company’s investment in its Aireon LLC joint venture, share-based compensation expenses, and the impact of purchase accounting. Iridium NEXT revenue and expenses are expected to be excluded from OEBITDA through 2016. In 2017, Iridium NEXT revenues are expected to exceed recurring Iridium NEXT expenses

(recurring Iridium NEXT expenses are not part of the approximately $3 billion construction cost of Iridium NEXT (the “Construction Costs”)). Accordingly, the Company expects that beginning in 2017, Iridium NEXT revenues and these recurring expenses will be included in OEBITDA. U.S. GAAP requires that certain of the Construction Costs be expensed. These expensed Construction Costs, which in 2017 and later are principally in-orbit insurance, will continue to be excluded from the calculation of OEBITDA through 2018.

The Actual Award will vest as to 50% of the underlying shares when the Sub-committee determines the Company’s level of achievement of the 162(m) Performance Goal and the Other Performance Goal, which would occur in the first quarter of 2018, and as to the remaining 50% on March 1, 2019, subject to continuous employment of the participant through such dates. If a change in control of the Company occurs before the date the Sub-committee determines the Company’s level of achievement of the Performance Goal and Other Performance Goal, each participant will be credited with an Actual Award equal to the participant’s Target Award, and the Actual Award will remain subject to the same time-based vesting schedule with the first vesting date being March 1, 2018. Actual Awards and any shares issued thereunder are subject to recoupment from participants in accordance with any clawback policy that the Company is required to adopt pursuant to applicable laws.

The description of the Program contained herein is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Program and the Plan. A copy of the Performance Share Program is filed as Exhibit 10.1 and incorporated herein by reference. A copy of the form of Performance Share Award Grant Notice and Performance Share Award Agreement for use in connection with grants under the Program is filed as Exhibit 10.2 and incorporated herein by reference.

Iridium 2016 Executive Performance Bonus Plan

On February 26, 2016, the Sub-committee approved the terms of the Company’s 2016 Executive Performance Bonus Plan (the “Iridium Bonus Plan”), operating under and as part of the Plan.

Executives of the Company who are employed during the 2016 calendar year at the level of Executive Vice President or above and subject to Section 16 of the Securities Exchange Act of 1934 are eligible to participate in the Iridium Bonus Plan, provided that a participant must be employed through the date bonuses are paid in order to be eligible to receive a bonus, except as provided in an applicable severance plan or individual agreement. Pursuant to the Iridium Bonus Plan, each participant is eligible to receive an incentive bonus (the “Bonus Award”) calculated in part by reference to a “Target Bonus Award” determined for such participant by the Committee or the Sub-committee. The Target Bonus Award is calculated by multiplying the participant’s base salary earned during the 2016 calendar year by a Committee or Sub-committee-approved Target Bonus Percentage.

On February 26, 2016, the Sub-committee established the Target Bonus Percentage (expressed as a percentage of earned base salary) under the Iridium Bonus Plan for each of the Company’s principal executive officer, principal financial officer and other named executive officers as set forth in the table below.

Officer	Title	Target Bonus Percentage
Matthew J. Desch	Chief Executive Officer	90%
Thomas J. Fitzpatrick	Chief Financial Officer and Chief Administrative Officer	75%
S. Scott Smith	Chief Operating Officer	75%
Thomas D. Hickey	Chief Legal Officer	60%
Bryan J. Hartin	Executive Vice President, Sales and Marketing	60%

The actual bonus award will be calculated by multiplying the Target Bonus Award by a corporate performance factor determined by the Sub-committee, which can range from 0% to 200% based on the achievement of the following corporate performance goals: (i) OEBITDA (as defined under “Performance Share Program” above); (ii) specified strategic goals; and (iii) specified measures of user satisfaction. The resulting amount may then be reduced but not increased by the Sub-committee based on a personal performance factor ranging from 0% to 100%.

Bonus Awards up to the Target Bonus Award will be paid in common stock of the Company in the form of restricted stock units granted under our 2015 Equity Incentive Plan, while any excess Bonus Award will be paid in cash. Restricted stock units equal in value to each executive’s Target Bonus Award were granted on March 1, 2016 and will vest, if at all, in March 2017 upon the determination by the Sub-committee as to the achievement of the specified performance goals, the executive’s personal performance factor and the executive’s continued service through the applicable vesting date.

Any amounts paid under the Iridium Bonus Plan are subject to recoupment from participants in accordance with any clawback policy that the Company is required to adopt pursuant to applicable laws.

The description of the Iridium Bonus Plan contained herein is a summary of the material terms of the Iridium Bonus Plan, does not purport to be complete, and is qualified in its entirety by reference to the Iridium Bonus Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Performance Share Program established under the Iridium Communications Inc. 2015 Equity Incentive Plan

10.2	Form of Performance Share Award Grant Notice and Performance Share Award Agreement for use in connection with the Performance Share Program established under the Iridium Communications Inc. 2015 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: March 3, 2016	By:	/s/ Matthew J. Desch
		Name:	Matthew J. Desch
		Title:	Chief Executive Officer

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